UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2025

XTANT MEDICAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34951	20-5313323
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

664 Cruiser Lane Belgrade, Montana	59714
(Address of principal executive offices)	(Zip Code)

(406) 388-0480

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.000001 per share	XTNT	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On December 1, 2025, Xtant Medical Holdings, Inc. (the “Company”) and Surgalign SPV, Inc., a wholly owned subsidiary of the Company (together with the Company, the “Seller”), completed the sale of certain assets relating to the Company’s Coflex and CoFix products (the “Coflex/CoFix Divestiture”) to Companion Spine, LLC and one of its affiliates, Companion Spine SAS (“Companion Spine”), pursuant to the previously disclosed Asset Purchase Agreement dated July 7, 2025 between the Seller and Companion Spine (the “Coflex/CoFix Agreement”). The total purchase price of the Coflex/CoFix Divestiture was $17.5 million (subject to a closing inventory valuation adjustment set forth in the Coflex/CoFix Agreement) (the “Coflex/CoFix Purchase Price”). Of the total purchase price, an aggregate of $7.5 million was previously paid to the Seller in cash as non-refundable deposits, $1.8 million was paid to the Seller in cash at the closing, and $8.2 million was paid to the Seller as an unsecured promissory note issued by Companion Spine to the Seller at the closing (the “Companion Spine Note”). Pursuant to a subsequent amendment to the Coflex/CoFix Agreement, the Companion Spine Note will mature on January 15, 2026. Any future reduction to the Coflex/CoFix Purchase Price as a result of the closing inventory valuation adjustment will reduce the principal amount of the Companion Spine Note.

Also, on December 1, 2025, the Company completed the sale of all of its shares of equity securities of Paradigm Spine GmbH, a wholly owned subsidiary of the Company engaged in the operation of the Company’s hardware business outside of the United States (“Paradigm”), which constituted 100% of the issued and outstanding shares of equity securities of Paradigm (the “Paradigm Divestiture” and together with the Coflex/CoFix Divestiture, the “Divestitures”), to Companion Spine SAS pursuant to the previously disclosed Equity Purchase Agreement dated July 7, 2025 between the Company, Paradigm and Companion Spine (the “Paradigm Agreement” and together with the Coflex/CoFix Agreement, the “Divestiture Agreements”). The total purchase price of the Paradigm Divestiture was $1.7 million (the “Paradigm Purchase Price”), which was paid to the Company in cash at the closing of the Paradigm Divestiture. The Paradigm Purchase Price is subject to future adjustments for certain cash, indebtedness and net working capital of Paradigm, as set forth in the Paradigm Agreement and a subsequent amendment to the Paradigm Agreement changing the timing for such adjustments. Any future increase to the Paradigm Purchase Price based on these adjustments will be paid in cash to the Company, and any future decrease to the Paradigm Purchase Price based on these adjustments will reduce the principal amount of the Companion Spine Note, and if applicable, be paid in cash by the Company.

In accordance with Article 11 of Regulation S-X, the Company is providing as Exhibit 99.1 to this Current Report on Form 8-K the unaudited pro forma condensed consolidated balance sheet as of September 30, 2025 and the unaudited pro forma condensed consolidated statements of operations for the Company for the nine months ended September 30, 2025 and the twelve months ended December 31, 2024, in each case giving effect to the Divestitures. The unaudited pro forma financial information included as an exhibit to this Current Report on Form 8-K is presented for illustrative purposes only and is not necessarily indicative of what the Company’s actual financial position or results of operations would have been had the Divestitures been completed on the dates indicated. The unaudited pro forma financial information reflects adjustments, which are based upon estimates. The information upon which these adjustments and assumptions have been made is preliminary, and these kinds of adjustments and assumptions are difficult to make with complete accuracy. Moreover, the pro forma financial information does not reflect all costs that are expected to be incurred by the Company. Accordingly, the final accounting adjustments may differ materially from the pro forma information included as Exhibit 99.1 to this Current Report on Form 8-K.

The foregoing summaries of the Divestiture Agreements are not complete and are qualified in their entirety by reference to the full text of the Coflex/CoFix Agreement and Paradigm Agreement, and the subsequent amendments thereto, which are filed as Exhibits 2.1, 2.2, 2.3 and 2.4, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

In accordance with the terms of the previously disclosed Limited Consent and Amendment No. 3 to Amended and Restated Credit, Security and Guaranty Agreement (Term Loan) with MidCap Financial Trust (“MidCap”), approximately $8.0 million of the net cash proceeds received by the Company from the Divestitures (including previous deposits received) was used to prepay a portion of the Company’s term loan with MidCap, resulting in $14.4 million remaining outstanding under the term loan as of December 1, 2025, of which up to an additional $1.6 million will be required to be prepaid if and when the Companion Spine Note is repaid by Companion Spine.

Item 7.01	Regulation FD Disclosure.

On December 1, 2025, the Company issued a press release announcing the closing of the Divestitures. The full text of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in this Item 7.01 and Exhibit 99.2 to this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly provided by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(b) Pro forma financial information.

The unaudited pro forma condensed consolidated balance sheet as of September 30, 2025, the unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2025, the unaudited pro forma consolidated statement of operations for the twelve months ended December 31, 2024, and notes to the unaudited pro forma condensed consolidated financial information of the Company, all giving effect to the Divestitures, are filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

(d) Exhibits.

Exhibit No.	Description
2.1*	Asset Purchase Agreement, dated July 7, 2025, between Xtant Medical Holdings, Inc., Surgalign SPV, Inc., and Companion Spine, LLC or its Affiliate designee (filed as Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on July 8, 2025 (SEC File No. 001-34951) and incorporated by reference herein)

2.2*	Equity Purchase Agreement, dated July 7, 2025, between Xtant Medical Holdings, Inc., Paradigm Spine GmbH, and Companion Spine, LLC (filed as Exhibit 2.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on July 8, 2025 (SEC File No. 001-34951) and incorporated by reference herein)

2.3	Amendment to Asset Purchase Agreement, dated as November 30, 2025, between Xtant Medical Holdings, Inc., Surgalign SPV, Inc., and Companion Spine, LLC or its Affiliate designee (filed herewith)

2.4	Amendment to and Assignment of Equity Purchase Agreement, dated November 30, 2025, among Xtant Medical Holdings, Inc., Paradigm Spine GmbH, Companion Spine, LLC and Companion Spine France SAS (filed herewith)

99.1	Unaudited Pro Forma Condensed Consolidated Financial Information of Xtant Medical Holdings, Inc. (filed herewith)

99.2	Press Release of Xtant Medical Holdings, Inc. issued December 1, 2025 entitled “Xtant Medical Completes Sale of its Coflex® Assets and Paradigm OUS Businesses to Companion Spine” (furnished herewith)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	All exhibits and schedules to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company will furnish the omitted exhibits and schedules to the SEC upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XTANT MEDICAL HOLDINGS, INC.

By:	/s/ Sean E. Browne
Sean E. Browne
President and Chief Executive Officer

Date: December 3, 2025